UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

On October 16, 2013, our Board of Directors appointed Brian M. Pullar our Chief Financial Officer.

Mr. Pullar, age 42, is a Chartered Accountant (Australia and South Africa) with nearly twenty years of experience in financial services.  He was a Senior Vice President at Citigroup in Australia, where he worked from June 2000 until January 2013.  Having joined as an accountant within the finance function, his responsibilities subsequently included Regulatory Reporting Manager (2.5 years), Financial Controller (4 years) and Product Controller (3 years).  He worked across the institutional stock broking / advisory, corporate and retail banking businesses.

Prior to Citigroup he worked in London with Abbey National Treasury Services from September 1999 to April 2000, as a Project Accountant, with Warburg Dillon Read from October 1998 to May 1999, as a Consultant, and from July 1997 to June 1998, as a Market Risk Analyst with Credit Suisse Financial Products. From January 1994 to March 1997, Mr. Pullar was employed as a Trainee and Qualified Accountant by Ernst and Young in Johannesburg and Los Angeles.

Mr. Pullar’s skills include financial controlling, financial management, statutory accounts preparation, regulatory reporting and capital requirements for banks and broker dealers, as well as product accounting and control, financial and regulatory systems implementation and liaison with regulatory authorities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013
SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer

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